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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of Corgentech Inc. for the registration of 3,404,295 shares of Common Stock pertaining to the 2003 Equity Incentive Plan, the 2003 Non-Employee Directors' Stock Option Plan, the 2003 Employee Stock Purchase Plan, and the Non-Plan Option Grants of our report dated January 23, 2004, with respect to the financial statements of Corgentech Inc. included in the Registration Statement on Form S-1 (No. 333-110923), filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
February 11, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS